Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement listed below of our report dated March 17, 2005 relating to the consolidated financial statements of Cohen & Steers, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

Form	Registration Statement No.	Description
S-8	333-118972	Cohen & Steers, Inc. 2004 Stock Incentive Plan Cohen & Steers, Inc. Employee Stock Purchase Plan

DELOITTE & TOUCHE LLP

New York, NY
March 22, 2005